EXHIBIT 10.53
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$25,000.00                                                     November 13, 2000

                             SECURED PROMISSORY NOTE


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         This Note has not been registered  under the Securities Act of 1933, as amended, or any state securities laws, and no sale, transfer or other disposition of any interest herein or therein may be made unless, in the written opinion of counsel to the Corporation, such transfer would not violate or require registration under any such statute.

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         1. Background.  This Note is issued pursuant to the Securities Purchase
Agreement dated November 10, 2000 (the "Purchase Agreement") among Commodore Environmental Services, Inc. (the "COES"), Commodore Applied Technologies, Inc. ("CXI" or the "Borrower"), the Holder (as defined below) and certain other purchasers of notes of similar tenor, issued from time to time pursuant to such agreement (collectively, the "Notes").

         2. Payment. The Borrower, for value received, hereby promises to pay to the order of Stephen A. Weiss (the "Holder"), the principal amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), together with interest on the outstanding principal balance hereunder on the earliest to occur of (i) the prepayment of the Notes out of one hundred percent (100%) of the first proceeds received by CXI as a cash distribution (whether in the form of an intercompany dividend, bonus, loan or otherwise) from Dispute Resolution Management, Inc., a Utah corporation ("DRM") an 81% owned subsidiary of CXI, or (ii) the consummation of a contemplated Two Million Dollars ($2,000,000) debt financing with BHC Funding, Inc. or (iii) on February 12, 2001 (the "Maturity Date"). All payments of principal and/or interest shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds of the Borrower payable to Greenberg Traurig, LLP, as attorneys for the benefit of the CXI investors, as follows:

                                TO: Citibank N.A.
                        153 East 53rd Street - 20th Floor
                               New York, NY 10043
                                 ABA # 021000089
                              Attn: Adrianna Arroyo

                        FOR CREDIT TO: Greenberg Traurig
                          Escrow Account No.: 37092076
                     REFERENCE: Name: CXI Investors Account
                            File Number: 20440.010700
                         Attorney Name: Stephen A. Weiss



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         or at such other address as the Holder shall from time to time indicate by written notice to Borrower.

         The outstanding principal balance of this Note shall bear simple, non-cumulative interest from the date hereof until paid in full, at an interest rate of twelve percent (12%) per annum. Accrued interest on this Note shall be payable on the Maturity Date.

         By acceptance of this Note, the Holder agrees that it will promptly deliver and surrender this Note to the Borrower upon full payment thereof, and that it will promptly notify the Borrower of any disposition of the Note and of the name and address of the transferee of this Note. For purposes of this Note, the Borrower may assume that the registered Holder is the holder hereunder unless notified to the contrary in the manner provided in Section 4.

         This Note may be prepaid, in whole or in part, at any time, on five (5) business days prior notice, without penalty.

         3. Events of Default. Any of the following events which occur and are continuing shall constitute an "Event of Default": (a) if the Borrower defaults in the payment of any principal or interest under this Note when the same shall become due and payable, either by the terms hereof or otherwise as herein provided, and such default is not cured within five (5) days of the date of notice of such default; (b) if a receiver, trustee or other such official is appointed for the Borrower, or if any proceedings are commenced by or against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, if such proceedings are instituted against the Borrower, the Borrower by any action or failure to act indicates his approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceeding and, within forty-five (45) days after the entry thereof, such appointment or order is not vacated, or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect or (c) if the Borrower breaches any material covenants set forth in any of the Purchase Agreement or any Ancillary Agreement (as such term is defined in the Purchase Agreement) and such breach is not cured within thirty (30) days of notice thereof. Upon the occurrence of an Event of Default, the entire principal balance and all unpaid accrued interest of this Note shall, at the Holder's option, become immediately due and payable upon written notice thereof to the Borrower.

         4. Communications and Notices. Except as otherwise specifically provided herein, all communications and notices provided for in this Note shall be sent by first class mail, facsimile or telegram to the Holder at 200 Park Avenue, 14th Floor, New York, New York 10166, attention: Stephen Weiss, Fax:
(212) 801-6400 or the Borrower at 150 East 58th Street, New York, New York 10155, attention: James DeAngelis, Chief Financial Officer, Fax: (212) 753-0731. Any first-class mail notice provided pursuant to this Section 4 shall be deemed given three days after being sent by first-class mail. Notices sent by telegram


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or facsimile shall be deemed received upon delivery. The Borrower and the Holder may from time to time change their  respective  addresses,  for purposes of this
Section 4, by written notice to the other parties; provided, however, that notice of such change shall be effective only upon receipt.

         5. Governing Law; Jurisdiction. This Note shall be construed in accordance with and governed by the laws of the State of New York. For the purposes of any suit, action or proceeding involving this Note, the Borrower and the Holder hereby expressly submit itself to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the State of New York, and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by certified mail or by personal service, provided that a reasonable time for appearance is allowed, and the Borrower and the Holder agree that such court shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. The Borrower and the Holder hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note brought in the state courts of the State of New York or in the United States District Court for the State of New York and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         6. Assignment. This Note shall bind and inure to the benefit of the respective successors and assigns of the parties hereto; provided that Borrower shall not be permitted to assign its obligations hereunder.

         7. Security. This Note shall be secured by a security interest in certain assets of the Corporation as set forth in the Security Agreement dated the date hereof by and among the Corporation and the Holders.

         8. Waiver. No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived. The Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind.

         9. Collection Costs. In the event that the Holder shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Borrower shall further be liable to the Holder for all costs and expenses (including reasonable attorneys' fees) which may be incurred by the Holder in enforcing this Note, which amounts may, at the Holder's option, be added to the principal hereof.

         10. Waiver of Jury Trial. THE BORROWER EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH


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CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT
OR TORT OR OTHERWISE; AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the Borrower has executed this Note on the date first above written.


                                    COMMODORE APPLIED TECHNOLOGIES, INC.



                                    By:    /s/ Paul E. Hannesson
                                    --------------------------------------------
                                    Paul E. Hannesson, Chairman, Chief Executive
                                    Officer and President


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